SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2008

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, the Board of Directors of Old Line Bancshares, Inc. (the “Registrant) and its wholly owned subsidiary, Old Line Bank appointed John P. Davey as a member of the Board of Directors of the Registrant and Old Line Bank effective March 27, 2008.  The appointment was contingent upon acceptance of the position from Mr. Davey.  Mr. Davey accepted the appointment on March 12, 2008.  Mr. Davey is the managing partner of the law firm O’Malley, Miles, Nylen & Gilmore, P.A. in Calverton, Maryland.  He became a Partner at O’Malley, Miles, Nylen & Gilmore, P.A. in January, 1991 and was named Managing Partner in 2000.  Mr. Davey is expected to be a member of the Asset and Liability and Nominating Committees of the Registrant and Old Line Bank, and will receive the same compensation as currently paid to our other Board members-$400 for each Board of Directors meeting, $200 for each Asset and Liability and Nominating Committee meeting, and a $250 quarterly retainer.  The Board of Directors did not elect Mr. Davey pursuant to any arrangements between Mr. Davey and the Registrant, Old Line Bank or any other person.  There are no significant transactions between Mr. Davey and the Registrant or Old Line Bank. The press release announcing Mr. Davey’s appointment to the Registrant’s Board of directors is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1 Press Release dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: March 13, 2008	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer